Exhibit 99.1

Press Release

Cowen Group, Inc. Announces 2014 Third Quarter Financial Results

New York, November 6, 2014 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2014.

2014 Third Quarter and Nine Month Highlights(1)

•                  For the third quarter 2014, economic income was $6.7 million or $0.06 per diluted common share, compared to $3.7 million or $0.03 per diluted common share in the prior year period.

•                  GAAP net income was $6.5 million or $0.05 per diluted common share for the third quarter 2014, compared to $3.6 million or $0.03 per diluted common share for the third quarter 2013.

•                  Excluding syndication costs associated with one of our alternative investment funds, third quarter 2014 economic income was $0.08 per diluted common share and GAAP net income was $0.07 per diluted common share.

•                  Third quarter 2014 revenue rose 20% year over year to $110.3 million.  For the nine months ended September 30, 2014, revenue and economic income achieved new records since the Cowen / Ramius business combination in 2009.  Revenue grew 34% year over year to $332.6 million.  Economic income increased 552% year over year to $25.2 million.

•                  Broker-dealer revenue was $85.1 million and $239.2 million for the three and nine month period ended September 2014, respectively, driven by continued gains in the investment banking and equities businesses.(2)

•                  As of October 1, 2014, assets under management (“AUM”) was $12.2 billion.  AUM increased by $549 million and $2.7 billion in the third quarter and first nine months of this year, respectively.

•                  Fixed non-compensation expenses were relatively flat compared to total revenue growth.   For the three and nine month period ended September 30, 2014, fixed non compensation expenses were unchanged and up 2% year over year, respectively.

(1)  Unless otherwise stated, all financial highlights are presented on an Economic Income basis.

(2)  Includes broker-dealer segment’s allocation of Investment Income (Loss) and Other Revenue.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen Group said, “We are proud of Cowen Group’s achievements in the first nine months of the year.  The broker dealer had its best quarter since the Cowen / Ramius business combination with strong contributions from both banking and equities.  With a growing platform of products offering differentiated returns, Ramius continued to attract solid interest for its investment products and strategies, driving AUM to new levels.  Our control over fixed expenses, despite record revenue, shows the scalability of our business.”

2014 Third Quarter GAAP Financial Information and Select Balance Sheet Data

For the third quarter 2014, the Company reported GAAP net income of $6.5 million, or $0.05 per diluted share, as compared to a GAAP net income of $3.6 million, or $0.03 per diluted share, in the third quarter of 2013.  The year-over-year improvement was primarily due to increased revenues across Cowen’s business lines.

The following table summarizes the Company’s GAAP financial results for the three months ended September 30, 2014 and 2013, and June 30, 2014, as well as the nine months ended September 30, 2014 and 2013.

Summary GAAP Financial Information

	Three Months Ended					Nine Months Ended
(Dollar amounts in millions, except per share	Sept. 30,			June 30,		Sept. 30,
information)	2014	2013	%	2014	%	2014	2013	%

Revenues	$107.1	$82.1	30%	$92.9	15%	$306.7	$232.2	32%
Net income (loss) attributable to Cowen Group, Inc.	$6.5	$3.6	81%	$8.4	(22)%	$24.7	$2.1	NM

Earnings (loss) per share (diluted)	$0.05	$0.03	87%	$0.07	(21)%	$0.21	$0.02	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of September 30, 2014, was $538.9 million, or book value per share of $4.74, compared to stockholders’ equity of $535.0 million, or book value per share of $4.65, as of June 30, 2014.

At September 30, 2014, the Company’s tangible book value per share was $4.33 compared to $4.24 at June 30, 2014.

Select Balance Sheet Data

	Sept. 30,	June 30,	Sept. 30,
(Amounts in millions, except per share information)	2014	2014	2013

Stockholders’ equity	$538.9	$535.0	$511.3
Tangible stockholders’ equity	$491.6	487.2	462.2
Common shares outstanding	113.6	115.0	117.4

Book value per share	$4.74	$4.65	$4.35
Tangible book value per share	$4.33	$4.24	$3.94

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).  In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds and (ii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income

(Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended September 30, 2014 and 2013, and June 30, 2014 and the nine months ended September 30, 2014 and 2013.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Nine Months Ended
(Dollar amounts in millions, except per	Sept. 30,			June 30,		Sept. 30,
share information)	2014	2013	%	2014	%	2014	2013	%

Revenues	$110.3	$92.1	20%	$111.5	(1)%	$332.6	$248.1	34%
Economic Income (Loss)	$6.7	$3.7	73%	$8.5	(21)%	$25.2	$3.9	NM

Economic Income (Loss) excluding certain non-cash items	$12.8	$10.6	21%	$16.6	(23)%	$46.5	$25.4	83%

Economic Income (Loss) per share (diluted)	$0.06	$0.03	89%	$0.07	(20)%	$0.21	$0.03	NM

Note: Amounts may not add due to rounding.

2014 Third Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income Revenue for the third quarter 2014 was $110.3 million, a 20% increase compared to $92.1 million in the third quarter 2013.  The increase in Economic Income Revenue was primarily the result of an increase in investment banking, brokerage and management fee revenue.

Economic Income Revenue

	Three Months Ended					Nine Months Ended
	Sept. 30,			June 30,		Sept. 30,
(Dollar amounts in millions)	2014	2013	%	2014	%	2014	2013	%

Investment banking	$45.8	$27.7	65%	$30.3	51%	$125.7	70.4	78%
Brokerage	35.6	32.0	11%	35.1	2%	105.0	93.4	12%
Management fees	16.3	14.3	14%	16.2	1%	46.6	43.1	8%
Incentive income	4.7	5.7	(16)%	8.2	(42)%	17.7	14.6	21%
Investment income	7.5	12.3	(39)%	21.6	(65)%	37.2	26.8	39%
Other revenue	0.4	0.1	NM	0.2	64%	0.5	—	NM
Total Revenues	$110.3	$92.1	20%	$111.5	(1)%	$332.6	$248.1	34%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

Third quarter 2014 compensation and benefits expense was $65.0 million, a 23% increase compared to $52.8 million in the third quarter 2013.  The increase is due to higher revenues during the third quarter of 2014 as compared to the 2013 period and an increase in headcount.  Total headcount at the end of the third quarter 2014 increased 4% from the prior year period.

The compensation to Economic Income revenue ratio was 59% in the current quarter compared to 57% in the prior year period.  Compensation and benefits expense for the third quarter 2014 and 2013 included $3.8 million and $4.3 million in share-based compensation expense in both periods, respectively.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter were $23.8 million, unchanged from the prior year quarter.

Variable Non-Compensation Expenses

Variable non-compensation expenses were $12.2 million in the third quarter 2014 compared to $8.4 million in the third quarter 2013.  The increase is primarily related to syndication costs related to a capital raise by one of our alternative investment asset funds, which are treated as a current period expense, and increased firm wide marketing activity.

Interest Expense

Interest expense was $2.7 million in the third quarter 2014 compared to $0.1 million in the prior year quarter.  The increase is primarily due to the debt issued in the first quarter of 2014.

Non-Controlling Interest

Non-Controlling interest represents the portion of the net income or loss attributable to certain non-wholly owned subsidiaries that is allocated to other investors.  The period over period increase was the result of an extension of the partnership agreement relating to our alternative solutions business which resulted in a profit split and therefore more allocations of income to non-controlling interest holders.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of October 1, 2014, the Company had assets under management of $12.2 billion, an increase of $549 million from the second quarter 2014.

Management Fees and Incentive Income

For the third quarter 2014, management fees were $16.3 million, compared to $14.3 million in the prior year.  This increase was primarily related to an increase in management fees for our activist and healthcare businesses.

Incentive income was $4.7 million in the third quarter 2014 compared to $5.7 million in the prior year period.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period.  Investment income was $7.5 million and $12.3 million in the third quarter 2014 and 2013, respectively.  Investment performance was less productive in the third quarter 2014 compared to the prior year quarter as some of our investment strategies were exposed to equity and fixed income market volatility.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $35.6 million in the third quarter 2014, an increase of 11%, compared to $32.0 million in the third quarter 2013.  This was attributable to market share gains in our cash equities business as well an increase in electronic and option trading revenues.

Investment Banking

Investment banking revenue was $45.8 million in the third quarter 2014, up 65%, compared to $27.7 million in the third quarter 2013.  The increase in revenue was primarily due to an increase in equity and debt underwriting activity.

•                  Equity underwriting revenue was $22.7 million from 23 transactions in the third quarter 2014, as compared to $15.9 million from 20 transactions in the comparable prior year period.  The Company completed 10 bookrun assignments in the third quarter 2014 compared to five in the prior year period.

•                  Debt capital markets revenue was $19.2 million from 10 transactions in the third quarter 2014, as compared to $10.7 million from the completion of seven transactions in the prior year period.

•                  Strategic advisory revenue was $3.9 million in the third quarter 2014, as compared to $1.1 million in the third quarter 2013.  The Company completed three strategic advisory transactions in the third quarter 2014 as compared to one transaction in the prior year period.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2014 third quarter financial results on Thursday, November 6, 2014, at 9:00 am EST.  The call can be accessed by dialing 1-877-474-9502 domestic or 1-857-244-7555 international.  The passcode for the call is 37009185.  A replay of the call will be available beginning at 1:00 pm EST November 6, 2014 through November 13, 2014.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 39887993.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors.  Founded in 1918, the firm is headquartered in New York and has offices located worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2014	2013	2014	2013
Revenues
Investment banking	$45,799	$27,694	$125,653	$70,431
Brokerage	34,334	28,462	100,475	86,583
Management fees	9,796	9,327	28,412	28,518
Incentive income	(837)	2,521	4,385	7,086
Interest and dividends	13,725	10,969	35,437	30,905
Reimbursement from affiliates	2,473	2,175	7,391	6,451
Other	1,120	556	2,427	1,519
Consolidated Funds
Interest and dividends	642	255	1,783	414
Other	49	190	717	267
Total revenues	107,101	82,149	306,680	232,174
Expenses
Employee compensation and benefits	65,806	53,614	197,771	145,344
Floor brokerage and trade execution	5,125	5,421	16,638	17,669
Interest and dividends	12,429	6,281	29,694	20,886
Professional, advisory and other fees	4,621	4,022	12,596	10,878
Service fees	1,933	2,351	6,161	7,615
Communications	3,286	3,481	9,554	9,991
Occupancy and equipment	6,650	6,752	19,371	19,019
Depreciation and amortization	2,274	2,624	7,036	7,786
Client services and business development	6,577	3,493	16,726	12,251
Other	3,364	3,248	9,750	8,785
Consolidated Funds
Interest and dividends	218	96	517	157
Professional, advisory and other fees	348	230	622	717
Floor brokerage and trade execution	1	91	7	196
Other	68	33	189	167
Total expenses	112,700	91,737	326,632	261,461
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	13,836	14,680	48,227	30,507
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	532	3,096	8,474	11,274
Net realized and unrealized (losses) gains on derivatives	1,899	(32)	1,688	430
Net (losses) gains on foreign currency transactions	2	168	(17)	1
Total other income (loss)	16,269	17,912	58,372	42,212

Income (loss) before income taxes	10,670	8,324	38,420	12,925
Income tax (benefit) expense	141	(46)	266	288
Net income (loss)	10,529	8,370	38,154	12,637
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries and funds	4,006	4,759	13,409	10,509
Net income (loss) attributable to Cowen Group, Inc. stockholders	$6,523	$3,611	$24,745	$2,128

Earnings (loss) per share:
Basic	$0.06	$0.03	$0.21	$0.02
Diluted	$0.05	$0.03	$0.21	$0.02

Weighted average shares used in per share data:
Basic	114,969	118,359	115,407	116,012
Diluted	118,801	122,708	120,027	119,891

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds and (ii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2014	2013	2014	2013
Revenues
Investment banking	$45,799	$27,694	$125,653	$70,431
Brokerage	35,583	32,035	104,983	93,352
Management fees	16,319	14,299	46,574	43,050
Incentive income	4,746	5,666	17,665	14,558
Investment income	7,463	12,327	37,232	26,762
Other revenue	396	118	494	(46)
Total revenues	110,306	92,139	332,601	248,107
Expenses
Employee compensation and benefits	64,968	52,842	195,557	143,702
Fixed non-compensation expenses	23,767	23,774	69,596	67,972
Variable non-compensation expenses	12,157	8,430	33,259	27,706
Interest expense	2,664	75	5,961	271
Reimbursement from affiliates	(1,830)	(1,461)	(5,313)	(4,291)
Total expenses	101,726	83,660	299,060	235,360
Net Economic Income (Loss) before non-controlling Interests	8,580	8,479	33,541	12,747
Non-controlling interests	(1,877)	(4,813)	(8,320)	(8,880)
Economic Income (Loss)	$6,703	$3,666	$25,221	$3,867

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$6,703	$3,666	$25,221	$3,867
Exclusion of depreciation and amortization expense	2,270	2,621	7,027	7,763
Exclusion of share-based compensation expense	3,809	4,310	14,286	13,803
Economic Income (Loss) Excluding Certain Non-cash Items	$12,782	$10,597	$46,534	$25,433

Economic Income (Loss) per share:
Basic	$0.06	$0.03	$0.22	$0.03
Diluted	$0.06	$0.03	$0.21	$0.03

Weighted average shares used in per share data:
Basic	114,969	118,359	115,407	116,012
Diluted	118,801	122,708	120,027	119,891

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2014

(Dollar amounts in thousands)

	Three Months Ended September 30, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$45,799	$—		$—	$45,799
Brokerage	34,334	1,249	(e)	—	35,583
Management fees	9,796	6,277	(a)	246	16,319
Incentive income	(837)	5,549	(a)	34	4,746
Investment income	—	7,463	(c)	—	7,463
Interest and dividends	13,725	(13,725	)(c) (e)	—	—
Reimbursement from affiliates	2,473	(2,354	)(f)	(119)	—
Other revenue	1,120	(724	)(c)	—	396
Consolidated Funds	691	—		(691)	—
Total revenues	107,101	3,735		(530)	110,306

Expenses
Compensation & Benefits	65,806	(838)		—	64,968
Non-compensation expenses - Fixed	—	23,767	(c)(d)	—	23,767
Non-compensation expenses - Variable	—	12,157	(c)(d)	—	12,157
Non-compensation expenses	33,830	(33,830	)(c)(d)	—	—
Interest and dividends	12,429	(9,765	)(c) (e)	—	2,664
Reimbursement from affiliates	—	(1,830	)(f)	—	(1,830)
Consolidated Funds	635	—		(635)	—
Total expenses	112,700	(10,339)		(635)	101,726

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	13,836	(13,836	)(c)	—	—
Consolidated Funds net gains (losses)	2,433	(1,545)		(888)	—
Total other income (loss)	16,269	(15,381)		(888)	—

Income (loss) before income taxes and non-controlling interests	10,670	(1,307)		(783)	8,580

Income taxes (Benefit)	141	(141	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	10,529	(1,166)		(783)	8,580

(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(4,006)	1,346		783	(1,877)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$6,523	$180		$—	$6,703

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2013

(Dollar amounts in thousands)

	Three Months Ended September 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$27,694	$—		$—	$27,694
Brokerage	28,462	3,573	(e)	—	32,035
Management fees	9,327	4,697	(a)	275	14,299
Incentive income	2,521	3,145	(a)	—	5,666
Investment income	—	12,327	(c)	—	12,327
Interest and dividends	10,969	(10,969	)(c) (e)	—	—
Reimbursement from affiliates	2,175	(2,250	)(f)	75	—
Other revenue	556	(438	)(c)	—	118
Consolidated Funds	445	—		(445)	—
Total revenues	82,149	10,085		(95)	92,139

Expenses
Compensation & Benefits	53,614	(772)		—	52,842
Non-compensation expenses - Fixed	—	23,774	(c)(d)	—	23,774
Non-compensation expenses - Variable	—	8,430	(c)(d)	—	8,430
Non-compensation expenses	31,392	(31,392	)(c)(d)	—	—
Interest and dividends	6,281	(6,206	)(c)(e)	—	75
Reimbursement from affiliates	—	(1,461	)(f)	—	(1,461)
Consolidated Funds	450	—		(450)	—
Total expenses	91,737	(7,627)		(450)	83,660

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	14,680	(14,680	)(c)	—	—
Consolidated Funds net gains (losses)	3,232	(2,002)		(1,230)	—
Total other income (loss)	17,912	(16,682)		(1,230)	—

Income (loss) before income taxes and non-controlling interests	8,324	1,030		(875)	8,479

Income taxes (Benefit)	(46)	46	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	8,370	984		(875)	8,479

(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(4,759)	(929)		875	(4,813)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$3,611	$55		$—	$3,666

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2014

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$125,653	$—		$—	$125,653
Brokerage	100,475	4,508	(e)	—	104,983
Management fees	28,412	17,439	(a)	723	46,574
Incentive income	4,385	13,092	(a)	188	17,665
Investment income	—	37,232	(c)	—	37,232
Interest and dividends	35,437	(35,437	)(c)(e)	—	—
Reimbursement from affiliates	7,391	(7,436	)(f)	45	—
Other revenue	2,427	(1,933	)(c)	—	494
Consolidated Funds	2,500	—		(2,500)	—
Total revenues	306,680	27,465		(1,544)	332,601

Expenses
Compensation & Benefits	197,771	(2,214)		—	195,557
Non-compensation expenses - Fixed	—	69,596	(c)(d)	—	69,596
Non-compensation expenses - Variable	—	33,259	(c)(d)	—	33,259
Non-compensation expenses	97,832	(97,832	)(c)(d)	—	—
Interest and dividends	29,694	(23,733	)(c) (e)	—	5,961
Reimbursement from affiliates	—	(5,313	)(f)	—	(5,313)
Consolidated Funds	1,335	—		(1,335)	—
Total expenses	326,632	(26,237)		(1,335)	299,060

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	48,227	(48,227	)(c)	—	—
Consolidated Funds net gains (losses)	10,145	(6,636)		(3,509)	—
Total other income (loss)	58,372	(54,863)		(3,509)	—

Income (loss) before income taxes and non-controlling interests	38,420	(1,161)		(3,718)	33,541

Income taxes (Benefit)	266	(266	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	38,154	(895)		(3,718)	33,541

(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(13,409)	1,371		3,718	(8,320)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$24,745	$476		$—	$25,221

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2013

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$70,431	$—		$—	$70,431
Brokerage	86,583	6,769	(e)	—	93,352
Management fees	28,518	13,661	(a)	871	43,050
Incentive income	7,086	7,472	(a)	—	14,558
Investment income	—	26,762	(c)	—	26,762
Interest and dividends	30,905	(30,905	)(c)(e)	—	—
Reimbursement from affiliates	6,451	(6,657	)(f)	206	—
Other revenue	1,519	(1,565	)(c)	—	(46)
Consolidated Funds	681	—		(681)	—
Total revenues	232,174	15,537		396	248,107

Expenses
Compensation & Benefits	145,344	(1,642)		—	143,702
Non-compensation expenses - Fixed	—	67,972	(c)(d)	—	67,972
Non-compensation expenses - Variable	—	27,706	(c)(d)	—	27,706
Non-compensation expenses	93,994	(93,994	)(c)(d)	—	—
Interest and dividends	20,886	(20,615	)(c)(e)	—	271
Reimbursement from affiliates	—	(4,291	)(f)	—	(4,291)
Consolidated Funds	1,237	—		(1,237)	—
Total expenses	261,461	(24,864)		(1,237)	235,360

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	30,507	(30,507	)(c)	—	—
Consolidated Funds net gains (losses)	11,705	(6,843)		(4,862)	—
Total other income (loss)	42,212	(37,350)		(4,862)	—

Income (loss) before income taxes and non-controlling interests	12,925	3,051		(3,229)	12,747

Income taxes (Benefit)	288	(288	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	12,637	3,339		(3,229)	12,747

(Income) loss attributable to non-controlling interests in consolidated subsidiaries and funds	(10,509)	(1,600)		3,229	(8,880)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$2,128	$1,739		$—	$3,867

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.